1

BUSE Investor & Analyst Day 2023 | Agenda | 2

Agenda

Time	Topic	Speakers
1:00 – 1:30 pm	One Busey	Van Dukeman *Chairman, President & CEO, First Busey Corp.* Robin Elliott *President & CEO, Busey Bank | CEO, FirsTech*
1:30 – 2:00 pm	Regional Operating Model and Commercial Banking Strategy	Willie Mayberry *President of Regional Banking* Sean Gallagher *Regional President, Northern Region*
2:00 – 2:30 pm	Wealth Management Strategy	Jeff Burgess *President of Busey Wealth Management* Zach Hillard *Chief Investment Officer* Derek Sasveld *Director of Investment Research and Strategy*
2:30 – 2:50 pm	FirsTech Strategy	Robin Elliott *President & CEO, Busey Bank | CEO, FirsTech*
2:50 – 3:00 pm	Break	
3:00 – 3:30 pm	Credit Discipline	Bob Plecki *Vice Chairman of Credit*
3:30 – 3:50 pm	Financial Performance and Investment Thesis	Jeff Jones *CFO* Ted Rosinus *Head of Corporate Development and Investor Relations*
3:50 – 4:00 pm	Closing Comments

BUSE Investor & Analyst Day 2023 Disclosures 3 Special Note Concerning Forward-Looking Statements Statements made in this presentation, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the First Busey Corporation (the “Company”). Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business (including changes in response to the recent failures of other banks); (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London Interbank Offered Rate phase-out); (vi) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) fluctuations in the value of securities held in our securities portfolio; (xiii) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xiv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xv) the level of non-performing assets on our balance sheets; (xvi) interruptions involving our information technology and communications systems or third-party servicers; (xvii) breaches or failures of our information security controls or cybersecurity-related incidents; and (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

BUSE Investor & Analyst Day 2023 Disclosures 4 Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than GAAP. Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of the Company’s performance and in making business decisions, as well as comparison to the Company’s peers. The Company believes the adjusted measures are useful for investors and management to understand the effects of certain non- recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, return on average tangible common equity, and adjusted return on average tangible common equity; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits—appears in the appendix of this presentation. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

One Busey Van Dukeman Chairman, President & CEO, First Busey Corp. Robin Elliott President & CEO, Busey Bank CEO, FirsTech

BUSE Investor & Analyst Day 2023 | One Busey | 6

BUSE Overview

- 155+ year-old institution headquartered in Champaign, IL
- Diversified financial holding company with comprehensive and innovative financial solutions for individuals and businesses
- Successfully integrated 7 M&A transactions since 2015 – seasoned and deep leadership team well-versed in target identification through integration


IN
IL
MO
FL

Regional operating model serving four regions

Northern (IL)

Central (IL/IN)

Gateway (MO/IL)

Florida

Among the Best

As of 3/31/23

Busey BANK

Full suite of diversified financial products for individuals and businesses

$12.3 Billion
Assets (1)

$407.4 Million
LTM Revenue (2)

18.5%
Adj. ROATCE MRQ (3)

Busey WEALTH MANAGEMENT

Wealth & asset management services for individuals and businesses

$11.2 Billion
Assets Under Care

$54.5 Million
LTM Revenue (4)

41.7%
PT Margin LTM

firstech

Payment platform that enables the collection of payments across a variety of modules

$11 Billion
Payments Processed (5)

$22.0 Million
LTM Revenue (6)

8.6%
Revenue Growth YoY

(1) Consolidated (2) Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations (3) Consolidated; Non-GAAP calculation, see Appendix
(4) Wealth Management segment (5) LTM total payments processed (6) FirsTech segment; excludes intracompany eliminations

Peer Group Metrics CET1 Ratio Total Capital Ratio NPAs / Assets LTM Fee Income / Operating Revenue Dividend Yield ¹ 75th Percentile 11.7% 14.9% 0.22% 24.5% 4.9% Median 11.0% 13.4% 0.28% 18.4% 3.9% 25th Percentile 9.9% 12.5% 0.36% 16.2% 2.5% BUSE 12.2% 16.4% 0.13% 26.8% 5.3% BUSE Rank (out of 20) 5 2 3 3 3 BUSE -18.5% KRX -25.7% KRE -37.9% BUSE 1.2x Fortress Balance Sheet at Attractive Valuation BUSE Investor & Analyst Day 2023 One Busey 7 Price Per Share $17.99 Market Cap $1.0B Price/TBV 1.2x Price/2023E ² 7.9x Dividend Yield 5.3% Market Metrics 1 (1) All market data as of 5/5/23 (2) Per S&P Capital IQ; based on consensus median net income of covering analysts as of 5/5/23 (3) Selected peers based in BUSE's current operating regions include: WTFC, ONB, ASB, CBSH, SFNC, HTLF, FRME, FFBC, EFSC, SBCF, SRCE, HBNC, MSBI, SYBT, BY, FMBH, MOFG, LKFN, OSBC BUSE vs. Peer Group³ Metrics as of 1Q23 1 Year Total Return ▪ BUSE vs. Peer Group & Bank Benchmarks Price / 2023 Earnings ▪ BUSE vs. Peer Group Price/TBV ▪ BUSE vs. Peer Group BUSE 7.9x

BUSE Investor & Analyst Day 2023 | One Busey | 8

Forging the Franchise

1868
Busey Brothers & Company Bank opens its doors on January 13 in Urbana, IL.

2007
First Busey and Main Street Trust finalize MOE in July - Main Street President & CEO Van A. Dukeman is named President & CEO of the combined institution.

Busey
Assets: $2.5B
AUC: $2.6B

Main Street
Assets: $1.5B
AUC: $2.2B

2015
Acquisition of Herget Bank in the Peoria closes in January.

Herget
Assets: $270MM
AUC: $150MM
110 year-old institution

2016
BUSE expands into a major metro market – the acquisition of Pulaski Bank of St. Louis closes in April.

Pulaski
Assets: $1.5B
94 year-old institution

2017
First Community Financial Partners acquisition closes in July, giving BUSE reach into Chicagoland.

First Community
Assets: $1.3B

BUSE enhances presence in Peoria with the acquisition of South Side Bank in October.

South Side
Assets: $660MM
AUC: $600MM
95 year-old institution

Completed issuance of $40MM of senior notes and $60MM of subordinated notes.

2019
BUSE closes the acquisition of Bank of Edwardsville with operations focused on the IL-side of the St. Louis metro area.

Bank of Edwardsville
Assets: $1.7B
AUC: $1.5B
150 year-old institution

BUSE enhances its wealth-led operations in Florida by acquiring Investors' Security Trust in August.

Jeff Jones joins as CFO as Robin Elliott transitions from CFO to President & CEO of the Bank.

Converted core processing to Jack Henry during 3Q.

2020
Following a period of significant growth in services and geographic footprint, the regional operating model is officially launched.

Chief Risk Officer Monica Bowe joins and begins building a risk management infrastructure positioned for future growth.

Completed issuance of $125MM of subordinated notes.

2021
BUSE crosses $10B threshold by expanding into the Northern suburbs of Chicago, closing acquisition of Glenview State Bank in May.

Glenview State Bank
Assets: $1.4B
AUC: $1.3B
100 year-old institution

During 3Q, Willie Mayberry, President of Regional Banking & Jeff Burgess, President of Wealth Management joined.

Finalized consolidation of one-third of our branch network.

2022
Regional Operating Model begins to propel franchise, with a record year of loan growth, record year of AUC gross new inflows, and record year of FirsTech revenue.

Completed issuance of $100MM of subordinated notes.

During 2Q, Joe Sheils joins as President of Consumer & Digital Banking.

Announced efficiency initiatives totaling $4MM of annualized savings.

$13
$12
$11
$10
$9
$8
$7
$6
$5
$4
$3

Total Assets ($B) | Total Wealth AUC ($B)


IL
IN
FL
2007


IL
IN
MO
FL
2017


IL
IN
MO
FL
2022

*Total Assets and AUC for acquired institutions are as of close date

BUSE Investor & Analyst Day 2023 One Busey 9 Integrated Enterprise-wide Go-to-Market Strategy Enterprise-wide sales structure is organized by region – bringing the complete Busey experience to each community through local leadership and autonomy This regional operating model is built to deliver the customer experience of a smaller community bank with all the efficiencies, products, technology and resources of the nation’s largest banks – uniquely consolidating our strengths for the benefit of our clients Each region has their own regional president and dedicated regional teams – the regional presidents have full responsibility for the P&L of their region As President of Regional Banking, Willie Mayberry provides leadership to all regions by instilling consistent performance management practices through inspection, coaching & accountability and empowering a sales- minded culture to capitalize on expansion opportunities We target regional hires that are experts across business lines so they are well-positioned to drive enterprise-wide growth via their existing client networks and in-market experience Regional Operating Model Relationship managers are equipped with knowledge to provide service excellence for every solution the enterprise offers Focus on leaning on the power of commercial & wealth to promote a broad set of solutions to well-capitalized individuals and the companies they own & operate Incentives are fully aligned to promote a cohesive sales structure across all products This consistent go-to-market strategy provides ample opportunities for building a holistic customer relationship and accelerating organic growth Business Leadership Development Institute that trains new hires on a 24-month track of Commercial Banking & Wealth Management One Busey

BUSE Investor & Analyst Day 2023 Regional Operating Model and Commercial Banking Strategy 10 Focused on Service Overall Net Promoter Scores – Q1 2023 (higher is better) • Corporate NPS is more than double the bank industry¹ average score of 22.4 ² • Wealth segment NPS is more than double the investment firm industry average score of 28.4 ² Well-Capitalized Segment ³ Net Promoter Score – Q1 2023 The Net Promoter System® (NPS) is our primary survey measure that is the cornerstone of our client feedback program and the gold standard for companies measuring client loyalty The Net Promoter score is calculated by the percentage of promoters minus the percentage of detractors; passive responses have no impact on the score (1) Multichannel bank industry as categorized per Forrester Research Inc.; “Direct” banks (e.g. Ally Bank, American Express) had an industry average NPS of 24.5 (2) Forrester Research Inc., 2022 Rankings (3) Internally-defined for NPS as customers with deposits of $250K+

BUSE Investor & Analyst Day 2023 | One Busey | 11

Regions


25
Indianapolis
Springfield


20
St Louis
Collinsville
O'Fallon
Belleville
Edwardsville


10
Wheeling
Palatine
Arlington Heights
Evanston
Schaumburg
Niles
Bloomingdale
Chicago
Geneva
Wheaton
Cicero
Downers Grove
Naperville
Aurora
Bolingbrook
Hammond


3
Englewood
Port Charlotte
Punta Gorda
Cape Coral
Lehigh Acres
San Carlos Park
Bonita

	Central	Gateway	Northern	Florida
Banking Centers	25	20	10	3
Theme	Legacy, expand with customers outside of region – Wealth, Commercial, Private Client, Personal	Wealth, Commercial, Private Client, Personal	Largest growth – Wealth, Commercial, Private Client, Personal	Wealth-led strategy – Wealth, Private Client, Personal, Commercial
Leadership	Regional President Martin O'Donnell; started with Busey in 2014 as CRE Rel. Mgr.	Regional President Brian Bjorkman, former president of commercial banking for Pulaski Bank	Regional President Sean Gallagher, legacy First Community Financial Partners market president	Regional President Charles Idelson, founder & CEO of Investors' Security Trust Company
Deposits	**$5.2 billion**	**$2.4 billion**	**$1.7 billion**	**$434 million**
Loans	**$3.3 billion** +5% LTM growth	**$2.1 billion** -1% LTM growth	**$2.0 billion** +19% LTM growth	**$440 million** +13% LTM growth
AUC	**$7.8 billion**	**$1.3 billion**	**$1.0 billion**	**$1.1 billion**
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank	Busey Investors' Security Trust

*Deposits, Loans, and AUC as of 3/31/23

Regional Operating Model & Commercial Banking Strategy Willie Mayberry President of Regional Banking Sean Gallagher Regional President, Northern Region

BUSE Investor & Analyst Day 2023 Regional Operating Model and Commercial Banking Strategy 13 Regional Operating Model • Each Region is equipped to handle all customer needs with staffing across Commercial, Wealth Management and Consumer Banking services • Targeted regional hires that are experts across business segments (sample): Skip Watson: Regional President - Indiana (Wealth and Commercial) JP Hills: Market President – Schaumburg (Wealth and Commercial)

BUSE Investor & Analyst Day 2023 Regional Operating Model and Commercial Banking Strategy 14 Culture Development • An integral component of adopting the Regional Operating Model and bringing together associates from many different organizational backgrounds is the development of an integrated sales culture • Instilling this sales culture creates enterprise-wide consistency in go-to-market strategy and ample opportunities for building a holistic customer relationship • Organic growth model supported by consistent language, discipline, processes and tools Seven acquisitions in seven years One Busey Sales & Service Model

BUSE Investor & Analyst Day 2023 Regional Operating Model and Commercial Banking Strategy 15 Incentives Fully Aligned • Other financial institutions have competing components by segment – our regionalization plan broadens the view for each business segment and increases collaboration • Expertise is leveraged across teams rather than individuals exclusively holding onto deals – because everyone shares in the success

BUSE Investor & Analyst Day 2023 Regional Operating Model and Commercial Banking Strategy 16 Regional Operating Model in Action *Data as of 3/31/2023 Banking Centers Regional Model encourages collaboration on New Relationships as well as expanding Existing Relationships • 73% of New Commercial Loans over $1MM in 2022 were expansion within existing relationships • 78% of New Wealth Management Accounts over $1MM in 2022 were expansion within existing relationships $80MM+ New WM AUC from New Large Commercial Loan Clients in 2021 & 2022 New to Bank Commercial Loans over $1MM 2021 2022 74% Also opened deposit relationship 68% Also opened deposit relationship 26% Also opened Treasury relationship 31% Also opened Treasury relationship

Wealth Management Strategy Jeff Burgess President of Busey Wealth Management Zach Hillard Chief Investment Officer Derek Sasveld Director of Investment Research and Strategy

BUSE Investor & Analyst Day 2023 | Wealth Management Strategy | 18

Fully Integrated Wealth Management Platform

As of 3/31/23

Busey WEALTH® MANAGEMENT	**$11.2 Billion** *Assets Under Care*	**$54.5 Million** *LTM Revenue*	**41.7%** *PT Margin LTM*	**+156 bps** *Internal investment team's LTM outperformance of the blended benchmark[1]*

3 *Core Principles*

I. Client-Focused Strategy

- Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth

II. Team-Based Approach

- Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients

III. Comprehensive Wealth Management

- Investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health

7 *Distinct Segments for preserving & growing wealth*

FINANCIAL PLANNING

- Retirement planning
- Investment planning
- Tax planning
- Life insurance & LT care
- Executive stock option strategies

PRIVATE CLIENT

- Concierge banking with one point of contact
- Complete and simplified coordination of all banking needs

FIDUCIARY ADMINISTRATION

- Personal trust services - trustee, executor, post-mortem administration
- Estate plan reviews
- Philanthropic advisory services

FOUNDATIONS & ENDOWMENTS

- Specialized strategies & services
- In-house investment management


CLIENT

INVESTMENT MANAGEMENT

- Portfolio construction & management
- Enhanced asset allocation strategies
- Goal based asset allocation
- Tax efficient strategies
- Distribution planning
- Open architecture platform
- Dedicated in-house investment team

CORPORATE RETIREMENT PLANS

- Retirement Plan advisory services
- 401K management

TAX PLANNING & PREPARATION

- Deduction maximization
- Capital event planning
- Tax-advantaged savings and investment strategies
- Tax return preparation

(1) Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

BUSE Investor & Analyst Day 2023 Wealth Management Strategy 19 Capabilities & Service Excellence Positioned for Success Broadening relationship share with individuals and their businesses: A Busey Wealth Management relationship comes with access to full array of banking services $11B AUC Boutique Investment Firms <$5B AUC Large Advisory Firms >$50B AUC Flat nature of organization allows for access to decision-makers Proactive client engagement with a tailored, client- focused approach Comprehensive wealth platform covering all primary services Client prospecting, relationship management, and relationship enhancement programs with scalability while maintaining personal touch Access to varied solutions providing optionality for specific client needs Enterprise-wide team collaborating to develop the best solutions for the client; seamless interconnectivity with bank services Investment experience can be limited or siloed within a few individuals Variety of solutions likely to be limited due to resource constraints Client accessibility to investment team can be limited due to large spread of client base Personalized client service can decline as firms shift to be mainly motivated by scalability & driving growth to the detriment of a tailored client experience

BUSE Investor & Analyst Day 2023 | Wealth Management Strategy | 20

Fully Internalized Investment Office

Preserving and Growing Wealth

- Focused on gaining a deep understanding of the drivers of risk and long-term returns across the investment universe. Properly positioning portfolios to provide downside protection in risk-off environments while taking advantage of investment opportunities to grow client wealth and provide value-added investment performance

Disciplined, Consistent Process

- Strategically selecting appropriate investments to enhance returns in the most fee & tax efficient way possible, and manage outside investment exposure while placing emphasis on asset allocation, valuations, and risk – the key drivers to long-term success

Adaptive, Tailored Approach

- Highly accessible expert team ready to help educate clients in building portfolios that meet their needs and are adaptable to changes as markets evolve, all while adhering to our long-term investment philosophy

Value-Added Investment Performance

- The team's blended portfolio outperformed the blended benchmark[1] by 156 bps over the last twelve months

Busey Wealth Management — Investment Office

An experienced, credentialed team with a centralized structure that uses specialized research & analysis to drive outperformance

215+ *Combined years of experience*

6 *CFAs*

Zach Hillard
Chief Investment Officer

- **Derek Sasveld**, Director of Investment Research & Strategy
  - Investment Portfolio Manager
- **5** Investment Portfolio Managers
  - **2** Fixed Income Associate Portfolio Managers
- Portfolio Implementation Manager
  - **4** Trading Associate Portfolio Managers

Core/Satellite Investment Approach


Core Equity
Core Fixed Income
Emerging Market Debt
Local Emerging Market Debt
US High Yield
Reinsurance
Private Credit
Emerging Markets Equity
International Small Cap
U.S. Public Real Estate
Private Equity
International Public Real Estate
Private Real Estate
Master Limited Partnerships (MLPs)
Alternative Strategies

Large Cap Core Equity Strategy

Investment Philosophy:

- Identify high-quality companies with attractive growth potential that can generate superior returns over time
- Purchase stocks of businesses when analysis indicates they are undervalued due to temporary situations
- Hold for the long-term to minimize trading costs and taxes

Core Fixed Income Strategy

Investment Philosophy:

- Protect against loss of principal while generating a steady, predictable stream of income
- Provide a reliable source of liquidity
- Control risk in multi-asset portfolios

(1) Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

Wealth Management Services BUSE Investor & Analyst Day 2023 Wealth Management Strategy 21 Target Market Mass Affluent & Emerging Wealth • Core segment, built upon our dedicated team of experts & proactive bespoke financial advice • Central focus on the client experience and building out the tech platform to improve access & communication channels with clients Personal Services Institutional Services High Net Worth Ultra-High Net Worth & Family Office Foundation, Nonprofit, Endowment Corporate Retirement Plans Portion of total AUC as of 3/31/23 9% 46% 17% 11% 17% • Primary focus in 2023; emphasis on building out to accommodate our higher-net worth clients that desire enhanced services • Ag Services has proven to be a real differentiator in the space, as ultra-high net worth clients have a strong appetite for these type of alternative investments • A foundational platform that creates a more scalable business for the client, reducing risk for the client/employer while providing a better participant experience • Leads to many Busey Investment & Core Wealth referrals and supports cementing overall client relationships in wealth and commercial Revenue Model Highlights • Front-end services including investment policy statement development, monitoring, review; cash flow analysis & planning; and portfolio sustainability reviews & stress tests • Backed by in-house investment management, tailored portfolio construction, and due diligence, selection, & monitoring of institutional fund managers • Based on the idea of extending what we do for individuals & families to institutional – we advise on the entire plan and don’t engage consultants to win accounts • Busey Financial Advisors on the Raymond James platform that provide custom financial planning, investment counseling & security brokerage services • Provides access to Busey expertise at the mass affluent level – the investment team’s strategies are utilized within the client’s tailored plan • Collaboration and asset management fee share with Raymond James Financial Advisors • Revenues primarily driven by asset management fees with transparent fee structure – we only do better when clients do better • Elevated Family Office services and fee structures • Fees based on assets under management • Lower fee structure but very sticky, and is a strong referral source for other segments

BUSE Investor & Analyst Day 2023 | Wealth Management Strategy | 22

Laser-Focused on Priorities

All metrics as of 3/31/23 and cite the total portfolio

Objective	Opportunity	Action Plan
Organic growth of controllable AUC	• ~55% of all wealth clients have a deposit account • ~20% of all wealth clients have a loan account • ~2% of total number of Bank customers have a wealth management relationship	• Implementing One Busey strategies to expand services within all relationships; hiring people enterprise-wide who are experts across business lines • Daily monitoring of new client bank relationships over certain dollar thresholds and using proactive engagement model analytics to better encompass client needs
Successful execution of fee initiatives - increased fee revenue realization to generate meaningful annualized revenues in 2023	• Leveraged discussions with outside consultants that specialized in Wealth Management fee analysis • Some clients were receiving services for which there was not always a corresponding fee	• Focused on accountability around enhancing fee structures throughout the organization • Implemented adjusted structures including a full relationship market value fee, reassessing admin fee per account vs. relationship, and account fee minimums
Continue to protect and grow our high-value account wealth clients	• 42 Wealth Relationships with $20 million+ AUC • 91 Lending Relationships with $20 million+ Net Commitment • 37 of the 91 $20 million+ lending relationships also have a wealth relationship	• Focused on hiring for and further developing our Family Office and Institutional client experience – newly developed capabilities will flow down and benefit other segments • Continue delivering a value-added experience to our largest clients – asserting our proactive client engagement model that is thoroughly attuned to client interactions & behaviors

FirsTech Strategy Robin Elliott President & CEO, Busey Bank CEO, FirsTech

BUSE Investor & Analyst Day 2023 | FirsTech Strategy | 24

FirsTech Story

- FirsTech was founded in 1984 as lockbox processing facility and our core service has evolved into eLockbox, now providing online banking & bill payment for our customers nearly 40 years later
- In 2007, FirsTech became a wholly owned subsidiary of Busey Bank
- In 2020, Busey reestablished focus on FirsTech with new leadership and established three key areas of focus:
  1) Protect the core business
  2) Expand services within existing clients
  3) Innovate to $50 million in revenue
- In 2023, FirsTech is reorienting priorities to:
  1) Innovate to $50 million in revenue
  2) Expand services within existing clients
  3) Rescale the core business

Revenue Growth


+31%
$16.6 million
$19.7 million
$21.8 million
2020
2021
2022

FirsTech Key Leadership

Humair Ghauri
President, FirsTech
EVP Technology, Busey

Humair joined FirsTech and Busey in 2020 and now is the President of FirsTech as well as leading Busey's technology efforts. He is a proven executive leader with 20-plus years of experience building and leading high growth product and technology organizations. Humair's tenure includes working with CareerBuilder, ADP, Skillsoft and Oracle.

FirsTech System BUSE Investor & Analyst Day 2023 FirsTech Strategy 25 Exceptional Customer Experience Comprehensive Single Vendor Relationship Frictionless Payments Core Integration

BUSE Investor & Analyst Day 2023 | FirsTech Strategy | 26

Innovation & Core Business

Utilizing the Bank Charter for Innovation

- Focus on how to best use the bank's features & benefits to grow – leveraging the bank to build & perfect products for our customers
- Leverage direct access to bank cores & the Fed – ODFI ownership provides greater flexibility than competitors
- First-hand experience, understanding, and accountability for bank regulatory standards
- Using our developed capabilities in scalable data extraction & robotic processing automation to propel solutions in organizing disaggregated data for clients
- Merchant services is an ideal fit for many existing commercial bank clients
    - Opportunity to include within regional incentive plan to further drive sales funnel
- Exploring Direct to Consumer products
    - Another great opportunity to collaborate with the bank and the faster sales cycles would complement existing services

Target Industries

- Utilities
- Insurance
- Community Banks & Credit Unions
- Municipalities
- Telecom
- Small & Medium-Sized Businesses

Top Customers by Revenue

Company Description	2022 Company Revenue
National Telecom Company	$4.8 million
Regional Financial Institution	$1.6 million
Midwest Energy Company	$1.6 million
National Waste Management Company	$1.4 million
Midwest Receivables Management Company	$1.0 million

Innovating the Core Business

- Maintain focus on key competencies –
    - Lockbox, Merchant Services, BaaS
- Enhancing automation within modules to get customers paid faster and ensure consumer payments process fluidly
- Getting deeper into verticals to own more of the transaction
- Long sales cycles in omni-channel, enterprise size opportunities

Credit Discipline Bob Plecki Vice Chairman of Credit

Conservative Approach to Credit BUSE Investor & Analyst Day 2023 Credit Discipline 28 NCOs / Average Loans Strong Asset Quality Regional Banking’s go-to-market focus on well-capitalized individuals & their businesses deftly complements our conservative credit culture Relationship Lending Philosophy Adept Special Assets Group Conservative Underwriting Robust Portfolio Management Timely Risk Grading High touch approval process – loan committee approves every new relationship or existing with a material change that has $7.5 million exposure or higher; new money discretionary approvals limited to the lesser of $1.5MM or 20% of relationship aggregate exposure Van Dukeman & Bob Plecki led implementation of their relationship-led Main Street credit culture after Busey/Main Street MOE was completed in 2007. New commercial production is mostly from deepening relationships with existing clients Special Assets Group formed during 2008 never disbanded – still actively monitoring credit portfolio, including shadow- reviewing watch & criticized credits before a potential move to classified Deeply ingrained monitoring within all segments of the portfolio and company- wide attention to changing economic environment and potential impact on credit We risk grade appropriately and timely – utilizing a 12-point risk rating scale that is actively adjusted when new information is received to ensure proper monitoring. Peaks in nonaccrual loans tend to follow periods of acquisitions as we get deeper into acquired portfolios. 0.00 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 1.80 2.00 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 2014 YE 2015 YE 2016 YE 2017 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q1 N P A s to A s s e ts % $ m il li o n s OREO & Repos Assets Nonaccrual Loans BUSE NPAs / Assets KRE Median¹ NPAs / Assets 0.09 0.06 0.15 (0.01) 0.13 0.11 0.12 0.03 0.01 0.04 (0.2) 0.0 0.2 0.4 0.6 0.8 1.0 2014 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 1Q NCOs/ Avg Loans KRE Median¹ (1) KRE Median is median value of the 143 banks that comprise the KRE Index and excludes BUSE

BUSE Investor & Analyst Day 2023 | Credit Discipline | 29

Well-Diversified & Conservatively Underwritten Portfolio

Lending to well-capitalized individuals and their companies across diverse industries

Loan Portfolio at 3/31/23


HELOC 3%
Other 4%
Commercial & Industrial 25%
1-4 Family Residential 18%
Total Loan Portfolio:
$7.8 Billion
C&D 7%
Owner Occupied CRE 12%
Non-Owner Occupied CRE 31%

Investor Owned CRE

Weighted Average LTV of 61% for new CRE-I originations in the last twelve months

Property Type ($ in thousands)	3/31/23 Balances	% of Total Loans	3/31/23 Classified Balances
Apartments	$613,183	7.9%	$466
Retail	$509,117	6.5%	$7,193
Industrial/Warehouse	$339,236	4.4%	$476
Traditional Office	$284,805	3.7%	$1,121
Student Housing	$253,220	3.3%	$0
Hotel	$197,785	2.5%	$0
Senior Housing	$185,903	2.4%	$2,469
Medical Office	$163,899	2.1%	$0
LAD	$147,233	1.9%	$0
Specialty	$109,574	1.4%	$145
Nursing Homes	$39,272	0.5%	$14,326
Restaurant	$23,760	0.3%	$79
Health Care	$20,000	0.3%	$0
1-4 Family	$18,630	0.2%	$0
Continuing Care Facilities	$14,070	0.2%	$0
Other	$802	0.0%	$0
Grand Total	**$2,920,489**	**37.5%**	**$26,275**

Owner Occupied CRE

OOCRE is underwritten to the operating cash flow of the primary occupying business and guidance requires a 1.20x FCCR[1]

Property Type ($ in thousands)	3/31/23 Balances	% of Total Loans	3/31/23 Classified Balances
Industrial/Warehouse	$357,813	4.6%	$4,774
Specialty	$249,498	3.2%	$1,881
Traditional Office	$111,239	1.4%	$461
Medical Office	$106,551	1.4%	$0
Retail	$62,609	0.8%	$2,143
Restaurant	$45,613	0.6%	$53
Nursing Homes	$1,427	0.0%	$0
Health Care	$895	0.0%	$0
Hotel	$608	0.0%	$0
Apartments	$406	0.0%	$0
Other	$270	0.0%	$0
Student Housing	$102	0.0%	$0
Grand Total	**$937,031**	**12.0%**	**$9,312**

Commercial & Industrial (C&I)

All C&I loans are underwritten to 1.20x FCCR[1] requirement and RLOCs[2] greater than $1 million require a monthly borrowing base

NAICS Sector ($ in thousands)	3/31/23 Balances (ex-PPP)	% of Total Loans	3/31/23 Classified Balances
Manufacturing	$306,714	3.9%	$31,859
Finance and Insurance	$228,276	2.9%	$0
Real Estate Rental & Leasing	$196,230	2.5%	$1,648
Wholesale Trade	$193,720	2.5%	$196
Educational Services	$168,228	2.2%	$94
Construction	$162,007	2.1%	$984
Health Care and Social Assistance	$111,670	1.4%	$15,137
Transportation	$101,852	1.3%	$0
Agriculture, Forestry, Fishing, Hunting	$92,597	1.2%	$1,400
Food Services and Drinking Places	$79,865	1.0%	$10
Public Administration	$63,518	0.8%	$0
Arts, Entertainment, and Recreation	$53,657	0.7%	$2,060
Retail Trade	$50,544	0.6%	$3,104
Other Services (except Public Admin)	$47,490	0.6%	$44
Professional, Scientific, & Tech Svcs	$43,900	0.6%	$4,189
Administrative and Support Services	$15,071	0.2%	$337
Waste Management Services	$7,790	0.1%	$0
Mining, Quarrying, Oil & Gas Extract.	$7,128	0.1%	$0
Information	$3,227	0.0%	$0
Management of Cos. and Enterprises	$1,125	0.0%	$0
Utilities	$755	0.0%	$0
Grand Total	**$1,935,361**	**24.9%**	**$61,062**

(1) Fixed Charge Coverage Ratio (2) Revolving Line of Credit

BUSE Investor & Analyst Day 2023 | Credit Discipline 30

Deeper Dive into Portfolios: Apartments, Student Housing & Manufacturing

Apartments

All data as of 3/31/23

Portion of CRE-I Portfolio	Weighted-Average LTV	% of Long-Term Busey Customers (5+ Years)	Classified Loan Balances
21.0%	**62%**	**54%**	**$466 thousand**

Geographically Diverse — *Apartment balances by regional location:*				
34%	**11%**	**33%**	**3%**	**19%**
Central	Gateway	Northern	Florida	Other

Student Housing

Portion of CRE-I Portfolio	Weighted-Average LTV	% of Long-Term Busey Customers (5+ Years)	Classified Loan Balances
8.7%	**62%**	**74%**	**$0**

Historically have targeted construction & permanent financing at Big Ten schools

Largest current Student Housing Balances by School

	University of Illinois	Illinois State	Indiana University
Enrollment	56,644	20,683	47,005
5-Year Enrollment Growth Rate	+14.8%	+0.2%	+8.1%

Manufacturing C&I

$ in thousands NAICS Subsector	3/31/23 Balances	% of Total Loans	3/31/23 Classified Balances
Transportation Equipment	$62,183	0.8%	$14,246
Machinery	$58,261	0.7%	$0
Fabricated Metal Product	$46,280	0.6%	$1,588
Food	$37,673	0.5%	$0
Chemical	$33,720	0.4%	$0
Miscellaneous	$27,588	0.4%	$2,656
Plastics and Rubber Products	$12,309	0.2%	$12,070
Wood Product	$7,927	0.1%	$0
Paper	$6,618	0.1%	$0
Electrical Equip., Appliance, & Componer	$3,854	0.0%	$0
Nonmetallic Mineral Product	$2,783	0.0%	$0
Printing and Related Support Activities	$2,536	0.0%	$0
All other subsectors	$4,982	0.1%	$1,298
Grand Total	**$306,714**	**3.9%**	**$31,858**

- Substantial diversification among the manufacturing subsectors
- Very strong core credits in the manufacturing portfolio with low inventory days
- Some impact is being felt by singular inventory-heavy businesses
- No significant exposure to Petroleum & Coal Products subsector

BUSE Investor & Analyst Day 2023 | Credit Discipline | 31

Office & Retail CRE-I

- *Office CRE-I & Retail CRE-I portfolios continue to be actively monitored and remain below our risk appetite thresholds vs. risk-based capital*
- *Granular portfolios that are regularly reviewed at portfolio management meetings with underwriting consistently refreshed when new financial information is received*

Office CRE-I Portfolio

All data as of 3/31/23

$ in thousands Metric	Traditional Office	Medical Office	Top Ten Largest Office Loans	CBD Office Exposure
Total Balances	$284,805	$163,899	$125,358	$9,106
% of CRE-I Portfolio	9.8%	5.6%	4.3%	0.3%
% of Office CRE-I Portfolio	63.5%	36.5%	27.9%	2.0%
# of Loans	215	76	10	5
Average Loan Size	$1,325	$2,157	$12,536	$1,821
Total Classified Balances	$1,121	$0	$0	$0
Weighted Avg Current LTV	59%	66%	67%	46%

No balances in downtown Chicago

Top Ten Largest Office Loans

Weighted Average DSCR:	1.57
Weighted Average Debt Yield:	10.1%
WAvg 1-Year Lease Rollover:	9.4%
Wavg 2-Year Lease Rollover:	10.9%

Retail CRE-I Portfolio

All data as of 3/31/23

$ in thousands Metric	Strip Center	Single-Tenant	Neighborhood & Shopping Centers	Mixed-Use Retail
Total Balances	$261,522	$100,326	$89,473	$57,797
% of CRE-I Portfolio	9.0%	3.4%	3.1%	2.0%
% of Retail CRE-I Portfolio	51.4%	19.7%	17.6%	11.4%
# of Loans	146	80	21	43
Average Loan Size	$1,791	$1,254	$4,261	$1,344
Total Classified Balances	$1,775	$14	$0	$5,404
Weighted Avg Current LTV	59%	62%	54%	58%

Top Ten Largest Retail Loans

Weighted Average LTV:	63%
Weighted Average DSCR:	1.60
Weighted Average Debt Yield:	11.1%

Anchor Tenants within Top Ten: DICK'S Sporting Goods, Fleet Farm, L.L.Bean, BJC HealthCare, Lee Health, Walgreens, Ross Dress for Less, Pinstripes

Vigilant, High-Touch Portfolio Management BUSE Investor & Analyst Day 2023 Credit Discipline 32 2022 portfolio-level stress testing of the CRE-I portfolio reported improving or stable weighted-average DSCRs for each property type under the severe stress scenario compared to the 2021 testing results. Additionally, all property types reported above-policy weighted-average DSCRs under the severe stress scenario During underwriting, individual CRE loans have stressed factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress During underwriting, individual C&I loans are stressed for factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis Strong portfolio management that identifies early warning indicators and proactively engages the Special Assets Group early in the credit review process Weekly pipeline & portfolio management meetings and in-depth quarterly credit risk meetings and reserve meetings Every $1MM+ relationship has a scheduled annual review Extensive & immediate portfolio monitoring with live dashboards, daily past due & overdraft emails, and 15+ portfolio management reports posted to the intranet for use by the commercial banking, credit, and risk teams Internal Loan Review’s testing provides a minimum, annual coverage of 40% of the commercial portfolio. From the 2021 and 2022 testing, Loan Review recommended only one downgrade from the Pass risk rating category Stress Testing

Financial Performance & Investment Thesis Jeff Jones CFO Ted Rosinus Head of Corporate Development and Investor Relations

BUSE Investor & Analyst Day 2023 34 Attractive Returns on a Fortress Balance Sheet, Priced at a Discount Financial Performance & Investment Thesis Consistent positive trends in PPNR, EPS, and TBV (ex AOCI) + dividends At/Above median risk-adjusted returns Diversified & growing revenue streams Proactive approach to managing expenses Fortress balance sheet Sum-of-the-parts values the bank at a discount to TBV

0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Median of KRE Components⁴ BUSE $14 $15 $16 $17 $18 $19 $20 $21 2020 Q1 2021 Q1 2022 Q1 2023 Q1 Consistent Growth in Returns BUSE Investor & Analyst Day 2023 Financial Performance & Investment Thesis 35 $29.1 $30.1 $36.4 $36.3 $36.8 $0.52 $0.54 $0.65 $0.65 $0.65 $0. 00 $0. 20 $0. 40 $0. 60 $0. 80 $1. 00 $1. 20 $0. 0 $5. 0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Adj. Net Income Adj. EPS $ in millions Adjusted Net Income & Earnings Per Share¹ Risk Adjusted Return Core Pre-Tax Income² / Risk-Weighted Assets³ (1) Non-GAAP calculation, see Appendix (2) Core Income per S&P Capital IQ – S&P CIQ’s calculation excludes net income attributable to noncontrolling interests, securities gains/losses, nonrecurring items, and amortization of intangible assets. Tax Provision per S&P Capital IQ added back to Core Income. (3) Risk-weighted assets per schedule HC-R in the Y-9C filings (4) KRE components are the 143 banks that comprise the KRE Index and excludes BUSE (5) Tangible book value per share as reported in BUSE quarterly filings with add-back of after-tax AOCI at each period-end and quarterly dividend TBV / Share + Dividends/Share (ex-AOCI) ⁵ Impacted periods for crossing $10B 13.0% 14.6% 17.8% 19.0% 18.5% 0.93% 0.97% 1.15% 1.17% 1.22% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1.50% 1.70% 0.0% 2.0% 4.0% 6.0% 8.0% 10. 0% 12. 0% 14. 0% 16. 0% 18. 0% 20. 0% 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Adj. ROATCE Adj. ROAA Adjusted ROAA & Adjusted ROATCE¹

2.66% 2.91% 3.31% 3.76% 4.05% 2.45% 2.68% 3.00% 3.24% 3.13% 2.41% 2.66% 2.99% 0.22% 0.24% 0.32% 0.53% 0.94% 0.04% 0.02% 0.03% 0.02% 0.01% 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Earning Assets NIM Ex-PPP NIM(2) Cost of Funds Accretion $68.1 $75.3 $85.9 $91.2 $86.0 $1.2 $0.6 $0.8 $0.5 $0.4 $1.3 $0.6 $0.1 $70.6 $76.5 $86.8 $91.7 $86.4 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Net Interest Income Accretion PPP Income (net fees + coupon) $ in millions Diversified Revenue Streams BUSE Investor & Analyst Day 2023 Financial Performance & Investment Thesis 36 Net Interest Income¹ Noninterest Income / Total Revenue³ Sources of Noninterest Income (ex-net securities losses) Net Interest Margin¹ 33.8% 29.0% 26.4% 24.2% 27.1% $35.8 $31.0 $30.9 $29.1 $31.8 $70.1 $75.9 $86.3 $91.1 $85.9 $105.9 $106.9 $117.2 $120.2 $117.7 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Noninterest Income Net Interest Income Nonint. Inc. / Total Revenue $ in millions (1) Tax-equivalent adjusted amounts; Non-GAAP, see Appendix (2) Non-GAAP; Ex-PPP NIM removes the balance of PPP loans and associated income as well as the equivalent amount of self-funding noninterest-bearing deposits (3) GAAP net interest income; noninterest income includes net security gains and losses Data as of 3/31/23 NIM up: 68 bps vs. 1Q22

$70.4 $69.1 $70.7 $73.7 $70.4 59.9% 59.0% 55.7% 55.8% 55.6% 50 .0 0 52 .0 0 54 .0 0 56 .0 0 58 .0 0 60 .0 0 62 .0 0 64 .0 0 66 67 68 69 70 71 72 73 74 75 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Expenses ex-Acq. Acq./Restructuring Exp. Adj. Core Efficiency Ratio ¹ Focused Control on Expenses BUSE Investor & Analyst Day 2023 Financial Performance & Investment Thesis 37 Noninterest Expenses (1) Non-GAAP, see Appendix; adjusted core expenses exclude amortization of intangible assets, provision for unfunded commitments, acquisition/restructuring related charges, and NMTC amortization ▪ Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements; focusing on harvesting investments made over the last several quarters ▪ QoQ expense decrease in part attributable to lower business development & marketing expenses, partially offset by increased FDIC insurance costs ▪ Over the prior 2+ years, we have been purposeful in our efforts to rationalize our expense base, to include: ▪ During 4Q22, implemented a targeted restructuring & efficiency optimization plan (projected to generate annual salary & benefits savings of $4.0 to $4.1 million) ▪ Reduced branch count from 87 (proforma for Glenview State Bank) to 58, while increasing average deposits per branch from $113 million at 9/30/20 to $169 million at 3/31/23 Noninterest Exp. $70.4 $69.1 $70.7 $73.7 $70.4 Acq./Restructuring Exp. $0.8 $0.3 $1.0 $2.4 $0.0 Unfunded Provision $1.1 -$0.3 -$0.3 -$0.5 -$0.6 Intangible Amort. $3.0 $3.0 $2.9 $2.8 $2.7 A dj. C o re Exp. ² $ 64.1 $ 64.4 $ 65.6 $ 67.2 $ 66.1

BUSE Investor & Analyst Day 2023 | Financial Performance & Investment Thesis | 38

Substantial Liquidity and a Stable, Granular Deposit Base

All data as of 3/31/23

- Robust holding company and bank-level liquidity
- Strong core deposit franchise
  - 79.4% loan-to-deposit ratio; 97.9% core deposits[1]
  - 32.4% of total deposits are noninterest-bearing (33.7% in 4Q22)
  - Low level of estimated uninsured deposits[2] at 27% of total deposits
- Cash & Equivalents + Available-For-Sale Securities carrying value represents 102% of estimated uninsured deposits[2]
- Substantial sources of available off-balance sheet contingent funding totaling $3.6 billion, representing an additional 1.4x coverage of estimated uninsured deposits[2] at 3/31/23
  - Brokered deposit market continues to remain untapped
  - Untapped borrowing capacity ($3.6 billion in aggregate):
    - $1.4 billion with FHLB
    - $0.7 billion with FRB discount window
    - $0.5 billion with Unsecured Fed Funds lines
    - $1.0 billion brokered
  - No utilization of the Fed's new Bank Term Funding Program

Deposit Portfolio Composition at 3/31/23


Int DDA
27%
Non-Int DDA
32%
Total Deposits:
$9.8 Billion
Savings & MMDA
29%
CD < 250k
10%
CD > 250k
2%

Core Deposits [1]
98%

MRQ Avg Cost of Total Deposits
0.60%

MRQ Avg Cost of Non-Time Deposits
0.49%

Avg Deposits per Branch
$169 million

Avg Non Maturity Acct Balance at Mar. 31
$35 thousand

Long-lasting Deposit Relationships that are very granular

As of 3/31/23	Retail	Commercial
# of Accounts	224,000+	33,000+
Avg Balance per account	$24 thousand	$104 thousand
Avg Customer Tenure	16.1 years	12.1 years

(1) Non-GAAP calculation, see Appendix (2) Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits)

Robust Capital Foundation BUSE Investor & Analyst Day 2023 39Financial Performance & Investment Thesis $856 $802 $749 $791 $845 7.0% 6.7% 6.2% 6.6% 7.1% 11.9% 11.8% 11.8% 12.0% 12.2% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10. 0% 11. 0% 12. 0% 13. 0% $600 $650 $700 $750 $800 $850 $900 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 TCE TCE Ratio CET1 Ratio $ in millions Tangible Common Equity ¹ & CET1 Ratios (1) Non-GAAP calculation, see Appendix Total Capital Ratio $851 $876 $896 $904 $907 $494 $577 $535 $554 $580 15.8% 16.6% 16.0% 16.1% 16.4% 10% 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Well Cap Min Excess over Min Total Capital Ratio Min Ratio $ in millions $1,086 $1,105 $1,130 $1,156 $1,178 8.8% 9.0% 9.1% 9.5% 9.7% 4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $1,000 $1,020 $1,040 $1,060 $1,080 $1,100 $1,120 $1,140 $1,160 $1,180 $1,200 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Tier 1 Capital Leverage Ratio Min Ratio $ in millions Leverage Ratio $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.2% 13.0% 16.4% Minimum Well Capitalized Ratio 6.5% 8.0% 10.0% Amount of Capital $1,104 $1,178 $1,487 Well Capitalized Minimum $589 $725 $907 Excess Amount over Minimum $515 $453 $580 Consolidated Capital as of 3/31/23

BUSE Investor & Analyst Day 2023 40 (1) Median consensus for those analysts that estimate consolidated Wealth Management fees; grossed up $0.5 million (1Q23 intracompany eliminations annualized) for segment-level revenue (2) Range of 25th – 75% percentile of EV to FY23 EBITDA multiples as of 5/5/23 for the following public companies: AB, AMG, APAM, BSIG, FHI, FOCS, GQG, RJF, SAMG, SCU, SEIC, SF, VRTS (3) Median consensus for those analysts that estimate consolidated Payment Technology Solutions fees; grossed up $1.5 million (1Q23 intracompany eliminations annualized) for segment-level revenue (4) Range of 25th – 75% percentile of EV to FY23 revenue multiples as of 5/5/23 for the following public companies: ACIW, ESMT, FIS, FISV, FLYW, FOUR, GPN, JKHY, IIIV, PAY, RPAY, WEX (5) Market data updated to 5/5/23 close (6) Non-GAAP, see appendix (7) Non-GAAP TCE with add-back of after-tax AOCI as of 3/31/23 (8) Implied bank value divided by 3/31/23 TCE (9) Implied bank value divided by 3/31/23 TCE with add-back of after-tax AOCI as of 3/31/23 Trading at a Discount: Illustrative Sum-of-the-Parts Analysis Financial Performance & Investment Thesis 2023 Median Consensus Revenue ¹ $56.1 LTM EBITDA margin 41.7% EBITDA $23.4 Multiple range ² 6x - 9x Value range $140 - $211 2023 Median Consensus Revenue ³ $23.7 Multiple range ⁴ 3x - 5x Value range $71 - $119 Current Market Cap ⁵ $995 Less implied value for BWM and FT $211 - $330 Implied Bank Value $665 - $784 TCE ⁶ as of 3/31/23 $845 TCE (ex-AOCI) ⁷ as of 3/31/23 $1,091 Implied TBV multiple for bank ⁸ 0.8x - 0.9x Implied TBV multiple for bank (ex-AOCI) ⁹ 0.6x - 0.7x All $ in millions $50.0 $56.9 $60.0 $65.0 $70.0 $20.0 0.90x 0.87x 0.86x 0.84x 0.82x $22.0 0.89x 0.86x 0.85x 0.83x 0.81x $23.5 0.88x 0.86x 0.84x 0.83x 0.81x $30.0 0.85x 0.82x 0.81x 0.79x 0.78x $40.0 0.80x 0.78x 0.77x 0.75x 0.73x Implied TCE Multiple for Bank [Mid Range] (incl. AOCI) FT Revenue ($mm) BWM Revenue ($mm) $50.0 $56.9 $60.0 $65.0 $70.0 $20.0 0.70x 0.68x 0.67x 0.65x 0.64x $22.0 0.69x 0.67x 0.66x 0.64x 0.63x $23.5 0.68x 0.66x 0.65x 0.64x 0.63x $30.0 0.66x 0.64x 0.63x 0.62x 0.60x $40.0 0.62x 0.60x 0.59x 0.58x 0.56x Implied TCE Multiple for Bank [Mid Range] (ex-AOCI) FT Revenue ($mm) BWM Revenue ($mm)

Appendix

BUSE Investor & Analyst Day 2023 Appendix: Non-GAAP Financial Information 42 Non-GAAP Financial Information ___________________________________________ 1. Annualized measure. Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets (dollars in thousands) Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 PRE-PROVISION NET REVENUE Net interest income $ 85,857 $ 91,149 $ 70,056 Total noninterest income 31,848 29,079 35,772 Net security (gains) losses 616 (191) 614 Total noninterest expense (70,403) (73,677) (70,376) Pre-provision net revenue 47,918 46,360 36,066 Non-GAAP adjustments: Acquisition and other restructuring expenses — 2,442 835 Provision for unfunded commitments (635) (464) 1,112 Amortization of New Markets Tax Credits 2,221 1,665 1,341 Adjusted pre-provision net revenue $ 49,504 $ 50,003 $ 39,354 Pre-provision net revenue, annualized [a] $ 194,334 $ 183,928 $ 146,268 Adjusted pre-provision net revenue, annualized [b] 200,766 198,381 159,602 Average total assets [c] 12,263,718 12,330,132 12,660,939 Reported: Pre-provision net revenue to average assets1 [a÷c] 1.58% 1.49% 1.16 % Adjusted: Pre-provision net revenue to average assets1 [b÷c] 1.64% 1.61% 1.26%

BUSE Investor & Analyst Day 2023 | Appendix: Non-GAAP Financial Information | 43

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended March 31, 2022
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS				
Net income	[a]	$ 36,786	$ 34,387	$ 28,439
Non-GAAP adjustments:				
Acquisition expenses:				
Salaries, wages, and employee benefits		—	—	587
Data processing		—	—	214
Professional fees, occupancy, and other		—	16	34
Other restructuring expenses:				
Salaries, wages, and employee benefits		—	2,409	—
Loss on leases or fixed asset impairment		—	10	—
Professional fees, occupancy, and other		—	7	—
Related tax benefit		—	(539)	(170)
Adjusted net income	[b]	$ 36,786	$ 36,290	$ 29,104
DILUTED EARNINGS PER SHARE				
Diluted average common shares outstanding	[c]	56,179,606	56,177,790	56,194,946
Reported: Diluted earnings per share	[a÷c]	$ 0.65	$ 0.61	$ 0.51
Adjusted: Diluted earnings per share	[b÷c]	$ 0.65	$ 0.65	$ 0.52
RETURN ON AVERAGE ASSETS				
Net income, annualized	[d]	$ 149,188	$ 136,427	$ 115,336
Adjusted net income, annualized	[e]	149,188	143,977	118,033
Average total assets	[f]	12,263,718	12,330,132	12,660,939
Reported: Return on average assets[1]	[d÷f]	1.22 %	1.11 %	0.91 %
Adjusted: Return on average assets[1]	[e÷f]	1.22 %	1.17 %	0.93 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY				
Average common equity		$ 1,170,819	$ 1,122,547	$ 1,281,535
Average goodwill and other intangible assets, net		(363,354)	(366,127)	(374,811)
Average tangible common equity	[g]	$ 807,465	$ 756,420	$ 906,724
Reported: Return on average tangible common equity[1]	[d÷g]	18.48 %	18.04 %	12.72 %
Adjusted: Return on average tangible common equity[1]	[e÷g]	18.48 %	19.03 %	13.02 %

1. Annualized measure.

BUSE Investor & Analyst Day 2023 Appendix: Non-GAAP Financial Information 44 Non-GAAP Financial Information ___________________________________________ 1. Annualized measure. Adjusted Net Interest Income and Adjusted Net Interest Margin (dollars in thousands) Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 Net interest income $ 85,857 $ 91,149 $ 70,056 Non-GAAP adjustments: Tax-equivalent adjustment 558 564 546 Tax-equivalent net interest income 86,415 91,713 70,602 Purchase accounting accretion related to business combinations (403) (546) (1,159) Adjusted net interest income $ 86,012 $ 91,167 $ 69,443 Tax-equivalent net interest income, annualized [a] $ 350,461 $ 363,861 $ 286,330 Adjusted net interest income, annualized [b] 348,826 361,695 281,630 Average interest-earning assets [c] 11,180,562 11,242,126 11,703,947 Reported: Net interest margin1 [a÷c] 3.13% 3.24% 2.45 % Adjusted: Net interest margin1 [b÷c] 3.12% 3.22% 2.41%

BUSE Investor & Analyst Day 2023 Appendix: Non-GAAP Financial Information 45 Non-GAAP Financial Information Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio (dollars in thousands) Three Months Ended March 31, 2023 December 31, 2022 March 31, 2022 Net interest income $ 85,857 $ 91,149 $ 70,056 Non-GAAP adjustments: Tax-equivalent adjustment 558 564 546 Tax-equivalent net interest income 86,415 91,713 70,602 Total noninterest income 31,848 29,079 35,772 Non-GAAP adjustments: Net security (gains) losses 616 (191) 614 Noninterest income excluding net securities gains and losses 32,464 28,888 36,386 Tax-equivalent revenue [a] $ 118,879 $ 120,601 $ 106,988 Total noninterest expense $ 70,403 $ 73,677 $ 70,376 Non-GAAP adjustments: Amortization of intangible assets [b] (2,729) (2,795) (3,011) Non-interest expense excluding amortization of intangible assets [c] 67,674 70,882 67,365 Non-operating adjustments: Salaries, wages, and employee benefits — (2,409) (587) Data processing — — (214) Impairment, professional fees, occupancy, and other — (33) (34) Adjusted noninterest expense [f] 67,674 68,440 66,530 Provision for unfunded commitments 635 464 (1,112) Amortization of New Markets Tax Credits (2,221) (1,665) (1,341) Adjusted core expense [g] $ 66,088 $ 67,239 $ 64,077 Noninterest expense, excluding non-operating adjustments [f-b] $ 70,403 $ 71,235 $ 69,541 Reported: Efficiency ratio [c÷a] 56.93% 58.77% 62.97 % Adjusted: Efficiency ratio [f÷a] 56.93% 56.75% 62.18 % Adjusted: Core efficiency ratio [g÷a] 55.59% 55.75% 59.89%

BUSE Investor & Analyst Day 2023 | Appendix: Non-GAAP Financial Information | 46

Non-GAAP Financial Information

Tangible Book Value and Tangible Book Value Per Common Share
(dollars in thousands, except per share amounts)

		As of				
		March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total stockholders' equity		$ 1,198,558	$ 1,145,977	$ 1,106,588	$ 1,161,957	$ 1,218,025
Goodwill and other intangible assets, net		(361,567)	(364,296)	(367,091)	(369,962)	(372,913)
Tangible book value	[a]	$ 836,991	$ 781,681	$ 739,497	$ 791,995	$ 845,112
Ending number of common shares outstanding	[b]	55,294,455	55,279,124	55,232,434	55,335,703	55,278,785
Tangible book value per common share	[a÷b]	$ 15.14	$ 14.14	$ 13.39	$ 14.31	$ 15.29

Tangible Common Equity and Tangible Common Equity to Tangible Assets
(dollars in thousands)

		As of				
		March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total assets		$ 12,344,555	$ 12,336,677	$ 12,497,388	$ 12,356,433	$ 12,567,509
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(361,567)	(364,296)	(367,091)	(369,962)	(372,913)
Tax effect of other intangible assets[1]		8,335	8,847	9,369	9,905	10,456
Tangible assets	[a]	$ 11,991,323	$ 11,981,228	$ 12,139,666	$ 11,996,376	$ 12,205,052
Total stockholders' equity		$ 1,198,558	$ 1,145,977	$ 1,106,588	$ 1,161,957	$ 1,218,025
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(361,567)	(364,296)	(367,091)	(369,962)	(372,913)
Tax effect of other intangible assets[1]		8,335	8,847	9,369	9,905	10,456
Tangible common equity	[b]	$ 845,326	$ 790,528	$ 748,866	$ 801,900	$ 855,568
Tangible common equity to tangible assets[2]	[b÷a]	7.05 %	6.60 %	6.17 %	6.68 %	7.01 %

1. Net of estimated deferred tax liability.
2. Tax-effected measure.

BUSE Investor & Analyst Day 2023 Appendix: Non-GAAP Financial Information 47 Non-GAAP Financial Information Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Portfolio loans [a] $ 7,783,808 $ 7,725,702 $ 7,670,114 $ 7,497,778 $ 7,272,873 Non-GAAP adjustments: PPP loans amortized cost (750) (845) (1,426) (7,616) (31,769) Core loans [b] $ 7,783,058 $ 7,724,857 $ 7,668,688 $ 7,490,162 $ 7,241,104 Total deposits [c] $ 9,801,169 $ 10,071,280 $ 10,601,397 $ 10,397,228 $ 10,591,836 Non-GAAP adjustments: Brokered transaction accounts (6,005) (1,303) (2,006) (2,002) (2,002) Time deposits of $250,000 or more (200,898) (120,377) (103,534) (117,957) (139,245) Core deposits [d] $ 9,594,266 $ 9,949,600 $ 10,495,857 $ 10,277,269 $ 10,450,589 RATIOS Core loans to portfolio loans [b÷a] 99.99% 99.99% 99.98% 99.90% 99.56 % Core deposits to total deposits [d÷c] 97.89% 98.79% 99.00% 98.85% 98.67 % Core loans to core deposits [b÷d] 81.12% 77.64% 73.06% 72.88% 69.29%